Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation of our report dated July 22, 1996, relating to the balance sheet of AllMicro, Inc. as of December 31, 1995, and the related statements of income and changes in retained earnings, and cash flows for the years ended December 31, 1995 and 1994 included in the Form 8-K/A of The ForeFront Group, Inc. dated
October 1, 1996.



                                               /s/ Joel S. Baum
                                   					       ------------------------------
                                   					       Joel S. Baum, P.A.
                                   					       Coral Springs, Florida
                                   					       October 1, 1996